As filed with the Securities and Exchange Commission on June 13, 2006
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          POINTSTAR ENTERTAINMENT CORP.
                 (Name of small business issuer in its charter)

            NEVADA                        4841                     98-0494003
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

               Loft Office Building 3, Suite #104, P.O. Box 500449
                           Dubai, United Arab Emirates
                               011-971-4-367-1342
          (Address and telephone number of principal executive offices)

                   Rafeh Hulays Secretary Treasurer, Director
                           #1211 - 3408 Crowley Drive
                             Vancouver, BC, V5R 6C3
                                     Canada
                               Ph: (604) 288-9300
                               Fax: (604) 288-9305
           (Name, address and telephone numbers of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                            The O'Neal Law Firm, P.C.
                            17100 East Shea Boulevard
                                   Suite 400-D
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                              (480) 816-9241 (fax)


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
   Title of Each                                                                               Amount of
Class of Securities     Amount To Be        Proposed Maximum           Proposed Maximum       Registration
 To Be Registered      Registered(1)    Offering Price Per Unit    Aggregate Offering Price       Fee
-----------------------------------------------------------------------------------------------------------
   Common Stock          700,000                $0.10                     $70,000.00                  $7.49
===========================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS
                          POINTSTAR ENTERTAINMENT CORP.
                                700,000 SHARES OF
                                  COMMON STOCK

This is a public Offering of 700,000 shares of common stock, $0.001 par value, of Pointstar Entertainment Corp., a Nevada Corporation ("Pointstar"), at a price of $0.10 per share.

The offering is being conducted on a 500,000-share minimum, 700,000-share maximum, best efforts basis at an offering price of $.10 per share. Each investor must purchase a minimum of 1,000 shares, for a minimum investment of $100. All proceeds from the sale of shares will be deposited into an escrow account with Routh Stock Transfer, as escrow agent. If we are unable to sell at least 500,000 shares before the offering period ends, we will return all funds, without deduction or interest, to subscribers promptly after the end of the offering.

The offering will remain open until all of the shares offered are sold or December 31, 2006 , whichever occurs sooner. We may extend the offering period for an additional 120 days, at our discretion. We may decide to cease selling efforts prior to such date if we determine that it is no longer beneficial to continue the offering.

We plan to offer the shares through our officers and directors. We do not plan to use underwriters or pay any commissions on any sales of shares in this offering.

We have elected make this public offering of securities to raise the funds that are necessary to commence our operations. Our decision to finance our operations through public offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing. Following the effective date of the registration statement on Form SB-2 in which this prospectus is included becoming effective, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the Counter / Bulletin Board quotation system.

To date, there has been no public market for any of our securities, and our securities are not listed on any stock exchange or traded on the over-the-counter market. The offering price has been determined by us arbitrarily.

No commissions will be paid on sales of shares in this offering.

                                Price to Public       Proceeds to Company
                                ---------------       -------------------
     Per Share                      $.10                      $.10
     Minimum Offering               $50,000                   $50,000
     Maximum Offering               $70,000                   $70,000


THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Pointstar may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this Prospectus is June 12, 2006.

                                TABLE OF CONTENTS


Item No.        Item in Form SB-2 Prospectus Caption                    Page No.
--------        ------------------------------------                    --------
   3   Prospectus Summary and Risk Factors                                  1
   4   Use of Proceeds                                                      7
   5   Determination of Offering Price                                      9
   6   Dilution                                                             9
   7   Selling Security Holders                                            10
   8   Plan of Distribution                                                10
   9   Legal Proceedings                                                   11
   10  Directors, Executive Officers, Promoters and Control Persons        11
   11  Security Ownership of Certain Beneficial Owners and Management      12
   12  Description of Securities                                           13
   13  Interest of Named Experts and Counsel                               13
   14  Disclosure of Commission  Position on Indemnification  for
       Securities Act Liabilities                                          14
   15  Organization within Last Five Years                                 14
   16  Description of Business                                             14
   17  Plan of Operation                                                   20
   18  Description of Property                                             23
   19  Certain Relationships and Related Transactions                      24
   20  Market for Common Equity and Related Stockholder Matters            24
   21  Executive Compensation                                              25
   22  Financial Statements                                                25
   23  Changes in and Disagreements with Accountants on Accounting
       and Financial Disclosure                                            25

     Securities offered through this prospectus will not be sold through dealers , but will be sold on a direct participation basis only.

ITEM 3. PROSPECTUS SUMMARY AND RISK FACTORS

THE COMPANY

Pointstar Entertainment Corp. (referred to in this prospectus as "Pointstar", "us", "we" and "our") was incorporated on March 8, 2006, in the State of Nevada. Pointstar' principal executive offices are located at Loft Office Building 3, Suite # 104,P.O. Box 500449, Dubai, United Arab Emirates. Our telephone number is 011-971-4-367-1342. As of the date of this prospectus, we have no revenue or operations.

We are a development stage company. We have not had any revenues or operations and we have few assets. We do not expect to commence earning revenues until at least nine months after this registration statement becomes effective.

Since  incorporation,  we have  not made any  significant  purchases  or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Pointstar has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Subsequent to our incorporation, we have been in the process of establishing ourselves as a company that seeks to obtain distribution rights for television programming and movies from film studios, television network companies, and independent production houses. We plan to focus on securing distribution rights for ethnic and special interest programming and movies. This would include special interest programming from smaller studios in North America and Europe and programming for Arabic, Hindi or Asian ethnic communities. We would then distribute these movies and programs to digital television and pay per view service providers, who in turn distribute their programming offerings over Internet networks to their own subscribers.

We will either obtain these programs and movies in digital format suitable for storage on computers and transmission over the internet. If we are not able to obtain the programs and movies in an appropriate format, we will undertake this task with our own equipment. We will then store this media on a computer storage network. We plan to rent space on a third party shared storage network located in a data center (a data center is a facility that is equipped to host a large number of computers) which would be connected to the Internet. When a subscriber requests a video rental from their respective service provider, the service provider would contact our authentication and billing server, which authenticates the request, and authorizes the storage network server to deliver the appropriate video. The video server would then stream the program back to the service provider, who in turn will deliver it to their subscriber. This event is logged for revenue and billing purposes. We will then earn revenue for our company from the service provider as either a fixed charge for each video provided or a percentage of the total revenue ultimately paid by the subscriber.

SUMMARY OF FINANCIAL INFORMATION

                                                            As at April 30, 2006
                                                            --------------------
     Current Assets                                                $10,923
     Current Liabilities                                                --
     Shareholders' Equity                                          $10,923

                                            From March 8, 2006 to April 30, 2006
                                            ------------------------------------
     Revenue                                                       $    --
     Net Loss                                                      $(4,077)

We have not commenced operations and are currently without revenue. Our company has no employees at the present time. As at April 30, 2006, our accumulated deficit was $(4,077). We anticipate that we will operate in a deficit position, and will continue to sustain net losses for the foreseeable future.

THE OFFERING

SECURITIES OFFERED:      Minimum       500,000 shares of common stock
                         Maximum       700,000 shares of common stock

PRICE TO THE PUBLIC:                   $0.10 per share

TOTAL OFFERING:          Minimum       $50,000
                         Maximum       $70,000
SHARES OUTSTANDING
AFTER OFFERING:          Minimum       4,500,000
                         Maximum       4,700,000

Pointstar is authorized to issue 25,000,000 shares of common stock. Current shareholders of Pointstar, which consist solely of the two individuals that serve as our officers and directors, collectively own 4,000,000 shares of restricted common stock, which represents all of our issued and outstanding shares. No officers, directors or significant investors own any of the shares being offered.

All sales of our common shares under this offering will be made solely through our officers and directors. We do not plan to use the services of an underwriter, and no commissions will be paid on sales of shares in this offering.

The offering will begin on the date of this prospectus and will end on December 31, 2006, unless all 700,000 shares of common stock are sold sooner, or unless extended for an additional period of up to 120 days.

Each investor in this offering must purchase a minimum of 1,000 shares, or $100.

This offering is being undertaken on a best efforts minimum of 500,000 shares and maximum of 700,000 shares. Within five days of our receipt of a subscription agreement accompanied by a check for the subscription amount, we will send by first class mail a written confirmation to notify the investor of the extent if any, to which such subscription has been accepted by us. The proceeds will be deposited into an escrow account with Routh Stock Transfer, as escrow agent. Once the offering is terminated, and provided at least the minimum offering of 500,000 shares have been sold, the proceeds of the offering will be released from escrow and delivered to the Company. If the offering is terminated without achieving the minimum sale of 500,000 shares, all subscriptions will be promptly returned to the investors, with interest and without deduction

Investors in the offering will be required to sign a subscription agreement at the time of their investment and deliver it together with payment for their shares, to Routh Stock Transfer, as escrow agent. All subscription payments should be made payable to the order of "Routh Stock Transfer Escrow Account for Pointstar Entertainment Corp.". Assuming the sale of the minimum offering of 500,000 shares investors will receive their certificates within 30 days following the termination date of this offering.

Our affiliates may not purchase shares in the minimum offering to satisfy the minimum offering requirement. Affiliates may participate after the minimum offering has been completed; however, no affiliate has made any commitment to participate. We have not placed any limitation on the number of shares an affiliate may purchase in the offering.

There is currently no public market for the common stock of Pointstar as it is presently not traded on any market or securities exchange.

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Pointstar. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

FAILURE TO SECURE ADDITIONAL FINANCING MAY AFFECT OUR COMPANY'S ABILITY TO SURVIVE.

We are dependent upon this Offering to be able to implement our business plan and our lack of revenues and profits may make our obtaining additional capital more difficult. The founders of the company raised $15,000, of which we anticipate $10,000 will be spent to cover the costs of this Offering. We anticipate we will require the minimum amount under our Offering of $50,000 to commence operations, and to remain operational during the next twelve months and the maximum amount of $70,000 to fully implement our business plans for the next twelve months. If the securities being offered under this prospectus are not fully subscribed for and we do not generate any revenues during our first year of operations, we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our company's ability to survive. At this time, there are no anticipated additional funds in place.

POINTSTAR' BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE POINTSTAR' SUCCESS IN ITS INTENDED MARKET

Pointstar' survival is dependent upon the market acceptance of a single service. Should this service be too narrowly focused or should the target market not be as responsive as Pointstar anticipates, Pointstar will not have in place alternate services or products it can offer to ensure its survival.

INABILITY OF OUR OFFICERS AND DIRECTORS TO DEVOTE SUFFICIENT TIME TO THE OPERATION OF THE BUSINESS MAY LIMIT POINTSTAR' SUCCESS.

Presently, the officers and directors of Pointstar allocate only a portion of their time to the operation of Pointstar' business. Since our officers and directors are currently employed full time elsewhere, they are only able to commit up to 60 hours a week doing work for Pointstar.

Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.

UNPROVEN PROFITABLY DUE TO LACK OF OPERATING HISTORY MAKES AN INVESTMENT IN POINTSTAR AN INVESTMENT IN AN UNPROVEN VENTURE.

Pointstar was incorporated on March 8, 2006. As of this date, we do not have any revenues or operations, and we have few assets. We will not commence operations until after the closing of this Offering and we do not expect to have revenues until at least nine months after we commence operations.

Due to our lack of operating history, the revenue and income potential of our business is unproven. If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably. Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

TELEVISION AND PAY PER VIEW PROGRAMMING OVER THE INTERNET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND WE DEPEND ON NEW PRODUCT AND SERVICES INTRODUCTION IN ORDER TO MAINTAIN AND GROW OUR BUSINESS.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in this emerging market, we must continue to design, develop, and sell new and enhanced services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced products and services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such products and services will depend on a variety of factors, including:

     *    the identification of market demand for new products and services;
     * the scalability of our equipment platforms that deliver the product and services;
     *    features;
     *    Timely implementation of product and service offering;
     *    service performance;
     *    Cost-effectiveness of service; and;
     *    success of promotional efforts.

Additionally, we may also be required to collaborate with third parties to deploy services and may not be able to do so on a timely and cost-effective basis, if at all. If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced services in a timely manner, if such new or enhanced services do not achieve sufficient market acceptance, or if such new services introductions decrease demand for existing services, our operating results would decline and our business would not grow.

WE ARE A SMALL COMPANY WITH LIMITED RESOURCES COMPARED TO SOME OF OUR CURRENT AND POTENTIAL COMPETITORS AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AND INCREASE MARKET SHARE. ALSO INTENSE COMPETITION IN THE MARKETS IN WHICH WE COMPETE COULD PREVENT US FROM INCREASING OR SUSTAINING OUR REVENUE AND PREVENT US FROM ACHIEVING PROFITABILITY.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition and a larger base of customers than we have. As a result, these competitors may have greater credibility with our existing and potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion and sale of their products than we can to ours. Our competitors may also offer bundled service arrangements, under which a subscriber could receive telephone, television and internet services, offering a more complete product despite the technical merits or advantages of our products.

This form of bundling would put us at a competitive disadvantage if these providers can combine a variety of services offerings at a single attractive price. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to make the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

OUR SUCCESS DEPENDS ON THIRD PARTIES IN OUR DISTRIBUTION CHANNELS.

We intend to sell our products to television and pay per view networks, who in turn will distribute the products and services to their own end use subscribers. Our future revenue growth will depend in large part on sales of our products and services through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our products may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop distribution channels, the loss of a distribution relationship or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

WE NEED TO RETAIN KEY PERSONNEL TO SUPPORT OUR PRODUCTS AND ONGOING OPERATIONS.

The development and marketing of our products and services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers (specifically Altaf Alimohamed) would negatively impact our ability to sell our products, which could adversely affect our financial results and impair our growth.

IF OUR PRODUCTS AND SERVICES DO NOT INTEROPERATE WITH OUR CUSTOMERS' NETWORKS AND BACK-END PROCESSES (SUCH AS BILLING SOFTWARE AND VIDEO STREAMING ), ORDERS FOR OUR PRODUCTS AND SERVICES WILL BE DELAYED OR CANCELLED, WHICH COULD HARM OUR BUSINESS.

All or most of our customers for our service will likely request that our products and services be designed to interoperate with their existing networks and back-end processes, each of which may have different specifications and use multiple standards. Our customers' networks and back-end processes may contain multiple generations of products from different vendors that have been added over time. Our products and services must interoperate with these products as well as with future products in order to meet our customers' requirements. In some cases, we may be required to modify our products and services to achieve a sale, which may result in a longer sales cycle, increased research and development expense, and reduced operating margins. If our products and services do not interoperate with existing equipment or software in our customers' networks, installations could be delayed, or orders for our products and services could be cancelled.

FUTURE REGULATION OF THE INTERNET AND/OR VIDEO OVER THE INTERNET COULD RESTRICT OUR BUSINESS, PREVENT US FROM OFFERING SERVICE OR INCREASE OUR COST OF DOING BUSINESS.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the Internet, including video services. We are unable to predict the impact, if any, that future legislation, legal decisions or regulations concerning the Internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the Internet and popularity of broadband video products and services heighten the risk that governments or other legislative bodies will seek to regulate the service, which could have a material adverse effect on our business, financial condition and operating results.

WE MAY LOSE CUSTOMERS IF WE EXPERIENCE SYSTEM FAILURES THAT SIGNIFICANTLY DISRUPT THE AVAILABILITY AND QUALITY OF THE SERVICES THAT WE PROVIDE.

The operation of our service will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because our services may be critical to the businesses of our customers, any significant interruption in service could result in lost profits or other loss to our customers.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO HANDLE A LARGE NUMBER OF SIMULTANEOUS REQUESTS FOR PROGRAMMING AND VIDEOS, WHICH OUR NETWORK MAY NOT BE ABLE TO ACCOMMODATE.

We expect the volume of simultaneous requests to increase significantly as our customer base grows. Our network hardware and software may not be able to accommodate this additional volume. If we fail to maintain an appropriate level of operating performance, or if our service is disrupted, our reputation would be harmed and we could lose customers.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Moore and Associates, Chartered Accountants and Advisors, state in their audit report, dated June 2, 2006 and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

DIFFICULTY FOR POINTSTAR STOCKHOLDERS TO RESELL THEIR STOCK DUE TO A LACK OF PUBLIC TRADING MARKET.

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable. However, there can be no assurance that Pointstar' shares will be quoted on the OTC / Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB". Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

INVESTORS WILL HAVE LITTLE VOICE REGARDING THE MANAGEMENT OF POINTSTAR DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS.

If all of the shares offered under this prospectus are sold, the officers, directors and major shareholders will directly own 4,000,000 shares of the total of 4,700,000 issued and outstanding shares of Pointstar's common stock and will be in a position to continue to control Pointstar. Of these 4,700,000 shares, Mr. Alimohamed, our President, owns 2,600,000 shares. Therefore, Mr. Alimohamed, after completion of this Offering will still own approximately 55.3% of our company. Such control may be risky to the investor because the entire company's operations are dependent on a very few people who could lack ability, or interest in pursuing Pointstar operations. In such event, our business may fail and you may lose your entire investment. Moreover, new investors will not be able to effect a change in the company's business or management.

ALL OF OUR ASSETS AND OUR OFFICERS AND DIRECTORS ARE LOCATED IN CANADA AND THE UNITED ARAB EMIRATES. THIS MAY CAUSE ANY ATTEMPTS TO ENFORCE LIABILITIES UNDER THE U.S. SECURITIES AND BANKRUPTCY LAWS TO BE VERY DIFFICULT.

Currently, all of our assets and each of our officers and directors are located in British Columbia, Canada, and Dubai, United Arab Emirates. Our planned for operations will also be conducted in both of these countries as well as any additional assets that we acquire hereafter. Therefore, any investor that attempts to enforce against the company or against any of our officers and directors liabilities that accrue under U.S. securities laws or bankruptcy laws will face the difficulty of complying with local laws in these countries, with regards to enforcement of foreign judgments. This could make it impracticable or uneconomic to enforce such liabilities.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

ITEM 4. USE OF PROCEEDS

The net proceeds to us from the sale of the shares, after deducting offering expenses, are expected to be approximately $50,000 if the minimum number of 500,000 shares are sold at an offering price of $.10 per share, $60,000 if the median number of 600,000 shares or sold, or $70,000 if the maximum number of 700,000 shares are sold.

Pointstar has previously raised $15,000 from the sale of common stock from the sale of stock to our officers and directors. These shares sold are restricted and are not being registered in this Offering. As at April 30, 2006, we had paid $4,077 for our initial organization and operations, leaving a balance of $10,923 in working capital. We believe this balance is sufficient to cover our expenses related to this Offering None of the offering expenses are to be paid out of the proceeds of this Offering. The entire sum of monies we raise from this Offering will be used to finance Pointstar' plan of operations.

The following table indicates how Pointstar intends to use these proceeds of this Offering.

                                         Minimum        Median         Maximum
                                         -------        ------         -------
Legal/Accounting                       $ 8,000.00     $ 8,000.00     $ 8,000.00
Transfer Agent                           2,000.00       2,000.00       2,000.00
Marketing and Corporate Collateral       4,000.00       4,000.00       4,000.00
Website Development                      2,000.00       2,000.00       2,000.00
Travel                                   3,500.00       3,500.00       5,500.00
Telephone and Web Hosting                2,000.00       2,000.00       2,000.00
Authentication and Billing Server        2,000.00       2,000.00       2,000.00
Video storage and streaming cost         4,000.00       4,000.00       6,000.00
Authentication and Billing Software
Development                             10,000.00      10,000.00      10,000.00
Advertising (content providers)                --       3,000.00       5,000.00
Advertising (Service Providers)          5,000.00      12,000.00      15,000.00
Office Equipment                         2,000.00       2,000.00       2,000.00
Office Supplies                          1,750.00       1,750.00       1,750.00
Miscellaneous Administrative cost        1,750.00       1,750.00       1,750.00
Shipping                                 2,000.00       2,000.00       3,000.00
                                       ----------     ----------     ----------
TOTAL                                  $50,000.00     $60,000.00     $70,000.00
                                       ==========     ==========     ==========

The above expenditure items are defined as follows:

LEGAL/ACCOUNTING:   This  expenditure  item  refers  to  the  normal  legal  and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents.

MARKETING AND CORPORATE COLLATERAL: This include the design of logo, letterhead, stationeries, brochures in both electronic and printed formats, power point presentation and a polished corporate web site will be completed within the first 2 months after the financing is completed. We estimate that it will cost a minimum of $4,000 to produce.

WEBSITE DEVELOPMENT: This will includes our own corporate website and the development of the customer portal on the website. This will enable the customer to interact with the site and order programming directly over the internet. We are planning to customize the interface to provide for a brand name for the different service providers. Larger service providers will likely build their own custom interface and will connect to our side via APIs (Application Programmable Interfaces). This will be completed by the launch of the service. Depending on the level of financing, the complexity, functionality and usability of the interface can be refined.

TRAVEL: This expenditure includes travel costs incurred promoting our service to content owners.

TELEPHONE AND WEB HOSTING: This is the cost of hosting our email and corporate web site as well as our telephone and fax expenses.

AUTHENTICATION AND BILLING SERVER: This server will host the Authentication and billing Software that authenticates users and keeps track of billings. It also includes a database that stores information related to the programming, service providers, accounting and billing information. This server will also host the customer portal software.

VIDEO STORAGE AND STREAMING COST: We are aware of several companies that provide video storage and streaming. We intend to enter into an agreement with one of these companies to store and stream the video programming to our customers. We have budgeted between $4,000-$6,000 for this item. The variance is due to the increased traffic cost associated with increasing number of service provider customers that would materialize with increased advertising expenditure.

AUTHENTICATION AND BILLING SOFTWARE DEVELOPMENT: This software will reside on the authentication and billing server. It will store all the client's information and those of the video programming and their locations. It will authenticate the service provider and instruct the Video storage and streaming partner to deliver the programming to the desired audience.

ADVERTISING (CONTENT PROVIDERS): If we raise at least the median amount, we plan on advertising in publications targeting content providers.

ADVERTISING (SERVICE PROVIDERS): Depending on the amount of money raised, we will be spending between $12,000 to $15,000 on advertising targeted at service providers and to highlight our brand name. The advertising will be in publications targeting the service provider markets.

OFFICE EQUIPMENT: This include the purchase of one laptop and associated S/W, a printer, two filing cabinets and a storage unit for the DVDs from the content providers.

OFFICE SUPPLIES: This include stationary, printer cartridges, folders, and other office supplies.

MISCELLANEOUS ADMINISTRATIVE COST: This expense refers to any miscellaneous costs that have not been otherwise listed, such as bank service charges.

SHIPPING: Represents expense for shipping content, most of which will be overseas. We expect to spend more money on shipping if we raise the higher sum since this will mean more content providers. This also cover shipping cost of information packages to the different content providers.

IF THE MINIMUM OFFERING IS SOLD: we will still be able to execute our business plan. However, we will have less money to spend on advertising.

IF THE MEDIAN OFFERING IS SOLD: We will be able to spend more money on advertising. We believe this will yield a higher number of customers.

IF THE MAXIMUM OFFERING IS SOLD: We will be able to spend more money on advertising, which may attract a higher number of customers. We believe that this sum will enable us to effectively execute on our business plan.

The money Pointstar has raised thus far from selling stock to its officers and directors will be sufficient to pay all expenses of this Offering. The total amount of the money raised from the sale of the 700,000 common shares we are offering will be used for the purpose of furthering Pointstar' plan of operation, as detailed in Item 17 of this filing.

ITEM 5. DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The Offering price for shares sold pursuant to this Offering is set at $0.10. Of the 4,000,000 shares of stock already purchased by affiliates, officers and directors, all were sold for $0.00375 per share. All of the shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

ITEM 6. DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the Offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the Offering price offered to new investors.

Pointstar is offering shares of its common stock for $0.10 per share through this Offering. Since our incorporation on March 8, 2006, our officers and directors have purchased 4,000,000 common shares for $0.00375 per share.

At April 30, 2006, we had a historical net tangible book value of $10,923 or $0.003 per share, based upon 4,000,000 shares of common stock outstanding. Pro forma net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our pro forma net tangible book value, meaning total assets less intangible assets total liabilities, and then subtracting capitalized offering costs.

If we sell all 700,000 shares that we are offering, of which there is no assurance, the adjusted net tangible book value as of April 30, 2006, would have been $80,923 or $0.017 per share of common stock, based upon 4,700,000 shares outstanding. This represents an immediate increase in net tangible book value of $0.014 per share to current stockholders and an immediate decrease of $0.083 per share to you as an investor in our offering. To the extent fewer shares are sold in the offering, the dilution to investors will be greater.

If we sell the median of 600,000 shares, of which there is no assurance, the adjusted net tangible book value as of April 30, 2006, would have been $70,923 or $0.015 per share of common stock, based upon 4,600,000 outstanding. This represents and immediate increase in net tangible book value of $0.012 per share to current stockholders and an immediate decrease of $0.085 per share to you as an investor in our offering.

If we sell the minimum of 500,000 shares, of which there is no assurance, the adjusted pro forma net tangible book value deficit as of April 30, 2006, would have been $60,923 or $0.014 per share of common stock, based upon 4,500,000 shares outstanding. This represents an immediate increase in net tangible book value of $0.011per share to current stockholders and an immediate decrease of $0.086 per share to you as an investor in our offering.

The following table illustrates the per share dilution, assuming (i) 500,000 shares are sold in our offering; (ii) 600,000 are sold and (iii) all 700,000 shares are sold:

                                               Minimum       Median     Maximum
                                               -------       ------     -------
Net Tangible Book Value Per Share
 Prior to Stock Sale                           $ 0.003      $ 0.003     $ 0.003
Net Tangible Book Value Per Share
 After Stock Sale                                0.014        0.015       0.017
Increase (Decrease) in Net Book Value
 Per Share Due to Stock Sale                     0.011        0.012       0.014
Immediate Dilution (subscription price of
 $.10 less net tangible book value per share)  $(0.086)     $(0.085)    $(0.083)

ITEM 7. SELLING SECURITY HOLDERS

Our current shareholders are not selling any of the shares being offered in this prospectus.

ITEM 8. PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis. There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The officers and directors of Pointstar, Mr. Altaf Alimohamed and Dr. Rafeh Hulays will sell securities on behalf of Pointstar in this Offering. Mr. Altaf Alimohamed and Dr. Rafeh Hulays are not subject to a statutory disqualification as such term is defined in Section (a) (39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell Pointstar' securities without registering as broker-dealers. They are serving as officers and directors and primarily perform substantial duties for or on behalf of Pointstar otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities. Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder. Pointstar will not be conducting a mass-mailing connection with this offering, nor will it offer shares to potential customers. Pointstar may also employ the services of an agent or intermediary to introduce Pointstar to prospective subscribers to the Offering. In such event, Pointstar is prepared to pay commissions or finder's fees of up to 10% of the proceeds from the Offering. In the event that Pointstar does employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, Pointstar will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

We are offering on a best efforts basis up to 700,000 shares of our common stock on a 500,000 minimum, 700,000 share maximum basis at an offering price of $.10 per share. Until we have sold at least 500,000 shares of common stock, we will not accept subscriptions for any shares. None of our officers, directors or promoters will purchase shares in the offering in order to achieve the minimum offering amount. All proceeds of the offering will be deposited in an escrow account with Routh Stock Transfer. If we are unable to sell at least 500,000 shares before the offering ends, we will return all funds, with interest and without deduction, to subscribers promptly following the end of the offering.

We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason. The offering will remain open until the earlier of all of the shares are sold or until December 31, 2006, which may be extended by us, in our discretion, for an additional 120 days. We may decide to cease selling efforts at any time prior to such date if our Board of Directors determines that there is a better use of funds and management time than the continuation of this offering.

If this offering is not oversubscribed, within a reasonable time after effectiveness, we plan to accept all subscriptions as soon as reasonably practicable. If this offering is oversubscribed or appears likely to be oversubscribed within a reasonable time after effectiveness, we plan to allocate the shares among subscribers in our sole discretion.

All proceeds of the offering will be deposited with and held by Routh Stock Transfer, under the terms of an Escrow Agreement, which will establish a segregated account for that purpose. Provided we achieve at least the minimum offering, when the offering terminates, all proceeds will be paid to us. If we do not achieve at least the minimum offering, when the offering terminates, Routh Stock Transfer will return all funds to subscribers, without deduction or interest. We have agreed to pay Routh Stock Transfer an aggregate of $2,000 to serve as escrow agent, and to indemnify it from liability that might arise as a result of serving as escrow agent.

How to Invest in the Offering

Prior  to  effectiveness,  no one may  purchase  any  shares  in this  offering.
Following the effectiveness of this offering, in order to purchase shares in this offering, an investor must:

     * Execute and deliver to us a subscription agreement that will provided by us to investors.
     * Deliver the subscription agreement to us at the same time that you deliver payment of the subscription amount for your shares. All payments should be made payable to the order of "Routh Stock Transfer Escrow Account for Pointstar Entertainment Corp.".
     * Deliver a signed subscription agreement and payment of the subscription amount to Routh Stock Transfer as follows:

              5700 W Plano Parkway, Suite 1000
              Plano, TX USA 75093

              Attention: Mr. Jason Freeman

We intend to deliver to certificates to investors for their shares within 30 days of accepting their subscription agreements.

ITEM 9. LEGAL PROCEEDINGS

Pointstar is not a party to any pending legal proceedings, nor is Pointstar aware of any governmental authority contemplating any legal proceeding against it.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

MR. ALTAF ALIMOHAMED, PRESIDENT, MEMBER OF THE BOARD OF DIRECTORS, AGE 44

Mr. Altaf Alimohamed has been serving as Pointstar' President and a member of Pointstar' Board of Directors since March 8, 2006. The term of his office is for one year and is renewable on an annual basis.

From July 2004 to the present, Mr. Alimohamed has been self employed, performing private consulting assignments to home video distributors in the Middle East, pay television operators in the Middle East and India, and internet service providers launching their services in the Middle East. He also acts as a special advisor to McKinsey & Company on television, video and internet projects and generally works with large international content distributors.

From February 1994 to June 2004, Mr. Alimohamed was employed by STAR Television. STAR was originally launched in 1991 with five television channels and pioneered satellite television in Asia. Today, STAR broadcasts over 50 services in nine languages and offers a comprehensive choice of entertainment, sports, movies, music, news and documentaries. STAR is a wholly-owned subsidiary of the News Corporation.

From November 2000 to June 2004 he was the President of STAR's Digital Platform Group in India and the Middle East. He was responsible for the launch of digital direct to home television, internet and pay services in these regions. He provided overall management for the creation and expansion of the company's services, the development of the company's sales and distribution to its subscribers, the creation of new television channels and the sourcing of programming content. He was responsible for obtaining regulatory approvals and successfully negotiating a $180 million joint venture funding arrangement for the new operation. During this period, he also served on the board of Hathway Cable, India's second largest multi system operator, with operations in 6 major metros in India.

From February 2000 to November 2000 he was STAR's Executive Vice President, Business Development. He was responsible for strategic planning for the company's operations in 53 countries. He was also responsible for identifying new business opportunities, and launching new television channels and services. From February 1994 to June 2004 he was STAR's Regional Director for the Middle East, based in Dubai, UAE. He initially established Stars operations in the Middle East and managed the operation into the only profitable pay television broadcaster in the region. He was responsible for all operations, programming and content.

Mr. Alimohamed is currently devoting approximately 10 hours a week of his time to Pointstar. He is prepared to spend up to 20 hours a week of his time upon commencement of our operations, and as much as 40 hours a week during the critical first 6 months of operation.

Mr. Alimohamed is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

DR RAFEH HULAYS, SECRETARY AND TREASURER,  MEMBER OF THE BOARD OF DIRECTORS, AGE
39

Dr. Rafeh Hulays has been serving as Pointstar' Secretary and Treasurer and a member of the Board of Directors since March 8, 2006. The term of his office is for one year and is renewable on an annual basis.

Dr. Hulays joined PCS Wireless, Inc. as a Systems Design Engineer in 1996. In 1997, he was promoted to the position of Technology and Advanced R&D Manager, where he was responsible for due diligence on companies and technologies, new product assessment and provided technical advice to senior management. He also handled the patent profile for the company. From March 1998 to May 2000, he was Program Manager for Elcombe Systems Limited where he was responsible for the overall development of the company's new generation product. From May 2000 to May 2001 he was Vice President of R&D/Advance Services at Milinx Business Services. He was responsible for the delivery of the company's next generation of services, including unified messaging and wired and wireless voice and data services. From June 2001 to September 2004 he was a founder, Chief Technical Officer and Director of Universco BroadBand Networks and Universco BroadBand Americas, Inc.

Dr. Hulays received his Ph.D. in Electrical and Computer Engineering from the University of British Columbia. At the University, he participated in the Advanced Communications Technology Satellite propagation experiment (A NASA-Jet Propulsion Laboratory-Communications Research Centre project). He also worked as a prime Research Assistant on several contracts funded by the Communications Research Centre to study the effect of precipitation on broadband wireless communication systems.

Dr. Hulays is currently devoting approximately 8 hours a week of his time to Pointstar. He is prepared to spend up to 20 hours a week of his time upon commencement of our operations.

Dr. Hulays has acted the President, Treasurer, secretary and Director of NetFone, Inc. since June 8, 2004. NetFone is a Nevada incorporated company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission. The company's common shares are posted for trading on the OTCBB under the symbol NFON.OB.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of Pointstar owning 5% or more of the common stock, and shares owned by Pointstar' directors and officers as of June 8, 2006:

                                                            Amount and     Percent     Percent of    Percent of
                                                            Nature of      of Class    Class after   Class after
Title of                                                    Beneficial      Before       Minimum       Maximum
 Class         Name and Address of Beneficial Owner         Ownership      Offering    Offering (2)  Offering (3)
 -----         ------------------------------------         ---------      --------    ------------  ------------
Common         Mr. Altaf Alimohamed
               Director, President
               Loft Office Building 3, Suite #104,
               P.O. Box 500449, Dubai,
               United Arab Emirates                         2,600,000       65.0%         57.7%          55.3%

Common         Dr. Rafeh Hulays
               Secretary Treasurer, Director
               #1211 - 3408 Crowley Drive
               Vancouver, BC, V5R 6C3
               Canada                                       1,400,000       35.0%         31.1%          29.8%

Common         Directors and officers as a group
               of two (1)                                   4,000,000       100.0%        88.8%          85.1%

----------
1.   Represents beneficial ownership
2.   Assumes  a total of  4,500,000  outstanding  shares
3.   Assumes a total of 4,700,000 outstanding shares

ITEM 12. DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock with $0.001 par value. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of Pointstar.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Pointstar, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of Pointstar' common stock are issued, the relative interest of then existing stockholders may be diluted.

PREFERRED STOCK

Our Articles of Incorporation also authorize the issuance of 25,000,000 shares of preferred stock with $0.001 par value. Preferred shares are to be issued in series, on terms as determined by our Directors at the time of issuance. We do not contemplate issuing preferred shares for at least the next 12 months.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

Pointstar has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Pointstar, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Pointstar.

Moore and Associates Chartered Accountants have audited our financial statements for the period ended April 30, 2006 and presented its audit report dated June 2, 2006 regarding such audit which is included with this prospectus with Moore's consent as experts in accounting and auditing.

The O'Neal Law Firm, P.C., whose offices are located at 17100 East Shea Boulevard, Suite 400-D, Fountain Hills, Arizona 85268, has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with the consent of the O'Neal Law Firm, P.C..

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires Pointstar to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article VII of Pointstar' bylaws, Pointstar is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, Pointstar has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

See "Certain Relationships and Related Transactions", Item 19, below.

ITEM 16. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

Pointstar was incorporated on March 8, 2006 in the State of Nevada. We have not yet begun our business operations and we currently have no revenue and no significant assets. Pointstar has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, Pointstar has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Pointstar is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Pointstar nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS OF ISSUER

PRINCIPAL PRODUCTS AND SERVICES

We plan to obtain distribution rights for television programming and movies from film studios, television network companies, and independent production houses. We plan to focus on securing rights for ethnic and special interest programming and movies, from smaller studios in North America and Europe and programming for Arabic, Hindi or Asian ethnic communities. We would We would then distribute these movies and programs via the internet to existing and incoming digital television and pay per view service providers, who in turn distribute their programming offerings to their own subscribers. .

We will focus on obtaining content on the Arab and South Asian communities. The principle producer of Arabic content in the Arab world is Egypt, followed by Lebanon and Syria. We will be pursuing the following producers of Arabic content:

     * ERTU (http://www.ertu.org/). The company produces 700 hours of original programming per year according to the New Middle East Magazine.
     * Rotana (http://www.rotana.net).. The company is the largest distributor of Arabic music and associated videos and DVDs for the Arabic market. It also owns a film library of 2000 titles.
     * Television channels with their own titles such as Lebanon Broadcasting Corporation, Future TV, Al-jazeera, Al-Arabiya (etc.)

India dominates the movie and TV programming market in South East Asia and its movies are popular in much of the world. Some of the studios we will contact are:

     *    Yash Raj Films Pvt. Ltd. (http://www.yashrajfilms.com).
     *    Mukta Arts Ltd. (http://muktaarts.com).
     *    Rajshuri Productions (P) Ltd. (http://www.rajshri.com).
     *    Shekhar Kapur Films (http://www.shekharkapur.com).
     *    Dharma Productions Pvt. Ltd. (http://www.dharma-production.com)

We plan to negotiate agreements with these studios, such that compensation is only payable when a movie or a program is shown to a customer, as a fixed commission or a percentage of the sale. We will not enter into any agreements where we have to pay money to carry a title.

THE MARKET

For at least the first 12 months following the completion of the Offering, we plan to focus on end user markets in Western Canada. Many people are newly arrived immigrants. Many of these communities have strong cultural and lingual attachment to their countries of origin and roots. They watch their programming on a limited number of satellite and cable channels and they rent movies from convenience stores that cater to the community. The movie selection from these outlets tends to be small and of poor quality.

In Canada, the immigrant community numbered close to 5.5 million people (2001 census)..

Immigrants  constitute  a  large  part  of the  population.  The  top  immigrant
populations  to  Canada  are  listed  below  for  two  periods   (1986-1995  and
1996-2001).

IMMIGRATED 1986-1995
1   Hong Kong                                   131,100              9%
2   China, People's Republic of                 112,000              7%
3   India                                       106,000              7%
4   Philippines                                 105,700              7%

5   Poland                                       82,800              5%
6   Viet Nam                                     61,300              4%
7   Sri Lanka                                    54,800              4%
8   United Kingdom                               49,900              3%
9   United States                                44,100              3%
10  Jamaica                                      36,600              2%
Top ten countries                               784,300             51%
All other countries                             744,200             49%
Total                                         1,528,500            100%
IMMIGRATED 1996-2001
1   China, People's Republic of                 124,900             13%
2   India                                        91,600             10%
3   Philippines                                  55,500              6%
4   Pakistan                                     43,100              4%
5   Hong Kong                                    37,700              4%
6   Iran                                         31,100              3%
7   Taiwan                                       30,300              3%
8   United States                                29,700              3%
9   South Korea                                  29,200              3%
10  Sri Lanka                                    25,300              3%
Top ten countries                               498,400             52%
All other countries                             464,900             48%
Total                                           963,300            100%

Source:http://www.cic.gc.ca/english/research/papers/census2001/canada/partb.html

While satellite and cable channels that offer ethnic programming, we are not aware of any satellite or cable provider that offer video on demand services targeted toward the ethnic communities in our target market.

Cable companies and satellite dominate the distribution of television programming and movies to consumers and will likely continue to do so in the next 3-5 years at minimum. These service providers usually offer very limited ethnic and cultural programming. Video retail stores such as Blockbuster offer a wide selection of movies. Small community based video rental retail stores are also prevalent in most urban centers, and generally offer the largest selection of ethnic and special interest programming. These stores are generally stand alone, owner operated outlets.

Distribution of movies and television programming over the internet ("IPTV") is also rapidly moving from a concept to commercial reality in the next 1-3 years. This will provide competition to the traditional cable, satellite and video rental businesses. IPTV also opens up the possibility for smaller providers to offer their content directly to end users or through other IPTV providers to their subscribers. The infrastructure requirements and related costs for distribution over the internet are significantly less than these traditional venues. IPTV is expected to provide intense competition to retail video stores in particular. The ability to select programs and movies from ones own television provides significantly more convenience to the subscriber than physically traveling to the store to make and return a selection.

COMPETITION AND COMPETITIVE STRATEGY

Our present competitors are:

OTHER IP VIDEO CONTENT PROVIDERS: We are not aware of anyone that is targeting obtaining rights or content for IP Video on Demand distribution for our ethnic and community based target markets. We cannot discount the possibility that such providers exist. In the future, we expect that others will either enter the business or that those who are currently pursuing the market become known to us.

VIDEO RENTAL CHAINS: Video rental chains such as Blockbuster offer video rental through their storefronts. It is expected that they will remain strong competitors for the foreseeable future. Their niche offering is however limited. We also expect that they will enter IP Video distribution, as a customer for content and a competitor for distribution.

INDIVIDUAL/SMALL RENTAL STORES: Most ethnic video rentals occur in these small owner operated outlets that target ethnic communities and special interest programming. This will likely remain the case for the near future. We expect that our revenue will come on the expense of these businesses due to their lack of cash resources for advertising and marketing. They also do not have the ability to compete with IPTV directly.

TELEVISION AND MOVIE STUDIOS: Movie and television studios may directly enter this business as they realize that by digitally storing their content, they can maximize their own revenue through bypassing the traditional distribution channels of video rental stores and cable and satellite companies and distribute their product to end use consumers directly.

Although there can be no assurance, we believe we will be first company in our target market to provide ethnic and community programming and movies through electronic distribution over the internet to service providers. Our most significant competition at present is the small owner operated community based video rental stores, which have small operations. We believe we can offer an expanded product offering including television programming, high quality digital movies and significantly more convenience over retail stores. Prospective customers, whether subscribers of cable or satellite companies, or direct consumers, will be offered a choice from their television in their own homes.

We believe our strategy of offering these programs and movies to the distributors rather than the end user will allow us to capture a larger share of the potential market at a significantly lesser cost. If this strategy ultimately proves to be successful, we will have ready access to the potentially large customer bases serviced by distributor/service provider.

The advantage for the service provider is instantaneous, electronic access for its customers to the ethnic and special interest programming they desire without the need to maintain and update their program offerings themselves. It will also enable them to focus on core competencies and up-selling services to their customer base. While the incremental revenue is desirable, most service providers will consider the niche too small to directly invest substantial resource and defocus from their core business. The service provider must also hire personnel that are tuned into this type of programming to determine marketability of titles.

DISTRIBUTION

The capability and growing use of the internet to electronically transport all forms of data, voice and video, is one of the driving forces behind the changing competitive landscape in the communications and entertainment industries. This is so because it enables a variety of services to be delivered over the same physical pathway, or wire, to the end user or customer. The delivery of video services over internet protocol is the newest application to be utilized by large telephone service carriers such as SBC, Verizon and British Telecom. They are rapidly adopting this technology to compete with cable companies who are now their direct competition offering phone service over the internet.

We will negotiate agreements with studios that produce movie and television titles to (a) convert their programming to a format suitable for transmission over the internet and (b) to provide this content for rental and transmission over the Internet. Every time a movie or a program is shown to a customer, they will get either a fixed commission or a percentage of the sale. We will not enter into any agreements where we have to pay a large sum of money to be able to carry a title.

We are planning to take advantage of internet technology to deliver our programming to service providers. Any programming or movie content we acquire would first be converted (encoded) into multiple formats that are appropriate for transmission over the internet and then stored on video servers located in a data center. The conversion will be done using video encoders. Video encoders can be software that run on Personal computers. Video servers are large capacity personal computers connected to the internet. We will be negotiating a contract with a company that store our contents and deliver them to our customers and their end users. We will integrate our billing and authentication

As part of our software development, we will provide the service provider with online electronic menus to inform customers of the availability of programming and movies. These will be organized by ethnic or special interest categories. When a customer requests a video or program rental from the service provider, via his television or computer, the service provider contacts our authentication software (running over regular computer server hardware) and requests that video or movie be delivered. The authentication server will verify the service provider is a valid customer and will then forward the appropriate request to the video servers, under the following steps: (i); a request came in from the service provider over the internet; (ii) it comes to the authentication server and was verified; (iii) it then forwards the request to the video server which seeks out where the particular program is stored and; (iv); based on instruction from the service provider, stream the video directly to the customer or to the service provider who will relay it back to the customer.

This event is logged for billing purposes and to compensate the appropriate content provider. We will be contracting with an outside company to encode store and stream our video programming, thus saving us the expense of purchasing and integrating a video encoding, storing and streaming solution. We are aware of several companies that provides such solution. The video streaming company will be compensated in three forms:

     a)   Number of video they encode on our behalf;
     b) Number of video they store on our behalf or the total amount of storage space used by our programming;
     c) The number of video streamed to the end user or the total amount of traffic occupied by such streaming.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

PointStar will enter into agreements with content owners such as movie studios to electronically distribute their content over the internet on a per view basis. Content providers will be paid either a percentage of revenue emanating from their content or they will be paid a fixed sum every time a program is shown. It is likely that different programs will be subject to different rates. It is also likely that we will pay a small percentage to individuals or companies that broker such agreements on our behalf.

Newer programming tends to incur higher costs than older programming. We expect to pay:

     a) 3-7% of the sale as commission to the content owner for percentage of commission compensation model. The variance in percentage will depend on how desirable the specific program is. Or
     b) $0.25-1.50 for every time a program is shown. The variance in percentage will depend on how desirable the specific program is.

We will be working to achieve over 50% margins on all of our sales.

Mr. Alimohamed will manage the content acquisition and will negotiate the royalty and commission structure with the content providers.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will be dependent on few service providers to deliver the programming to customers. A failure of these providers to effectively market our services will severely impact our viability.

Our failure to deliver in a timely fashion on a reliable service may mean that we lose confidence of these providers who may either seek another partner or simply not market our services.

We will be relying on a single company to encode, store and stream our content to the service providers and the end-user. The failure of this company to deliver our service in a reliable manner will severely impact our viability.

The presence of a future competitor with a better or lower cost service may cause some or all of these service providers to select another partner.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations. Pointstar has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

At present Pointstar does not hold any intellectual property nor does it anticipate any such need in the foreseeable future.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

There are no existing government regulationsnor are we aware of any regulations being contemplated that would adversely affect Pointstar' ability to operate. As a distributor of video programming and movies, we are required to ensure that copyright laws and privacy laws are protected.

We will work to make it very difficult, if not impossible, to duplicate and pirate content. We will also use industry standard encryption to ensure the privacy of our customers and their clients.

In addition, we also plan to build a number of security measures into our computer and server systems. We will only allow very limited access for people and personnel to the authentication and accounting server, and will employ electronic firewalls and encryption to safeguard data. Security and copyright management will be one of the top priorities as we select our video storage and streaming partner. Our service providers will have to also follow industry standards for security and copyright protection to guard against unauthorized use of programming.

We will not offer programming that may violate Canadian laws including propagation of hatred or decency. We plan to make available several methods for customers to complain about content and we will take decisive action to remove the offensive titles.

Studios or content owners, where PointStar will obtain content, will be made contractually aware of what constitute undesirable content. PointStar will not hesitate to suspend all titles from studios that supplies undesirable content. PointStar will be developing guidelines to ensure that its programming respects Canadian laws.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

Pointstar has not incurred any costs to date and has no plans to undertake any research and development activities during the first year of operation.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

FACILITIES

We do not own or rent facilities of any kind. At present we are operating from the offices of our Secretary and Treasurer and that of our President who provides these spaces free of charge. We will continue to use this space for our executive offices for the foreseeable future. The company will rent computer storage space and servers for video and programming storage and streaming from a co-location facility. We are budgeting $4-6,000 annually for this cost.

EMPLOYEES

Pointstar has no employees at the present time. The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We  have  no  intention  of  hiring   employees  until  the  business  has  been
successfully launched and we have sufficient, reliable revenue flowing into Pointstar from our operations. Since our service is not labor intensive, our officers and directors will do whatever work is required until our business to the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include regular evaluation of operations and revenue realization. We do not expect to hire any employees within the first year of operation.

Dr. Hulays will be primarily responsible for the integration of the company's solution and negotiations with service providers. Mr. Alimohamed will be primarily responsible for formulating company's strategy and overseeing the acquisition of content in the Middle East and South East Asia.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Pointstar uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

ITEM 17. PLAN OF OPERATION

Pointstar is a development stage company with no operations, no revenue, no financial backing and few assets. Our plan of operations is to establish ourselves as a company that obtains distribution rights for television programming and movies from film studios, television network companies, and independent production houses, focused on ethnic and special interest programming and movies, from smaller studios in North America and Europe and programming for Arabic, Hindi or Asian ethnic communities. We would then distribute these movies and programs over the internet to service providers, who in turn distribute their programming offerings to their own subscribers.

During the first stages of Pointstar' growth the officers and directors will provide all the labor required to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for all labor required to procure and market our product for at least the first year of operations. Management has no intention of hiring any employees during the first year of operations.

How long Pointstar will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve (12) months depends on how quickly our company can generate revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this Offering. However, should we raise the entire $70,000 we are seeking from this Offering, management is of the opinion that no further funds need be required for the operation of Pointstar' business for the twelve month period following the completion of this Offering. If we fail to raise any portion of the $70,000 we are seeking from this Offering, then we may have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place. We are confident we can meet our financial obligations and pursue our plan of operations if we can either raise the minimum additional funding through this Offering, or begin collecting revenues from operations within the next six months of this prospectus becoming effective.

There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on locations within Western Canada. At present, we have no plans to move outside of Canada.

We currently do not have the $70,000 needed to conduct operations, procure content, develop our website, or market our product, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this Offering.

MILESTONES

Once the Offering is closed, we plan to complete the design and construction of a comprehensive information website and customer portal. The customer portal will allow direct customer access for the selection of programming and movies. We have already registered several domain names for use in our business. These are:

     http://www.PointStarCorp.ca
     http://www.PointStarCorp.com
     http://www.PointStarEntertainment.com
     http://www.PointStarOnline.com
     http://www.PointStarHome.com
     http://www.PointStarLive.com
     http://www.PointStarE.com

We plan to use the domain http://www.PointStarCorp.com initially. We have already made arrangements for web and email hosting at a nominal cost. We have also acquired telephone and fax service. Our preliminary web site will be completed by May 30, 2006 at a cost of $400. A more professional web site will be developed after securing financing and should be completed by within 2 months of completion of financing. The domains http://www.PointStarOnline.com, http://www.PointStarHome.com and http://www.PointStarLive.com will be used as the customer portal when completed.

Development of our marketing and promotion materials has begun. Our marketing package will include development of a company logo. The information brochures and bulletins should be ready for our promotional use within the first 2 months after the financing is completed.

We expect that we would have negotiated an agreement with a video storage and streaming partner with two months from the completion of financing. We expect that we will have a test system completed after 8 months and a fully commercial system operational by month 10. We anticipate being able to generate revenue before the end of the 12 month period. Whether we are successful in raising the minimum or maximum under our Offering will impact our marketing, sale and advertising effort. This will directly impact the number of customers and the cost of video streaming.

Our President, Mr. Alimohamed will begin to secure programming and movie content from content owners by the third month. He will focus initially on content (such as movies) from the Arab-speaking world and from India.

We anticipate that we will spend  $4,000-$6,000 on travel. We have also budgeted
$4,000-$5,000  for  advertising  in  industry   publications  aimed  at  content
providers if we are to raise median and maximum levels of financing.

We plan to spend $5,000 to $20,000 on advertising our service, depending on the level of financing raised under our Offering. Advertising will start in month 10 concurrent with the launch of service.

EXPENDITURES

The following chart provides an overview of our budgeted expenditures, by significant area of activity, for Pointstar to begin operations upon completion of the Offering. In the following chart, the left column, totaling $50,000, is the minimum funds required for Pointstar to remain operational for the twelve months following the Offering. The right column, totaling $70,000, is our budget for the twelve month period if we are able to raise the maximum Offering. All costs leading up to the completion of the Offering will be funded by our Officers and Directors through the sale of common shares to date and shareholder loans if further funds are required.

                                         Minimum        Median         Maximum
                                         -------        ------         -------
Legal/Accounting                       $ 8,000.00     $ 8,000.00     $ 8,000.00
Transfer Agent                           2,000.00       2,000.00       2,000.00
Marketing and Corporate Collateral       4,000.00       4,000.00       4,000.00
Website Development                      2,000.00       2,000.00       2,000.00
Travel                                   3,500.00       3,500.00       5,500.00
Telephone and Web Hosting                2,000.00       2,000.00       2,000.00
Authentication and Billing Server        2,000.00       2,000.00       2,000.00
Video storage and streaming cost         4,000.00       4,000.00       6,000.00
Authentication and Billing Software
Development                             10,000.00      10,000.00      10,000.00
Advertising (content providers)                --       3,000.00       5,000.00
Advertising (Service Providers)          5,000.00      12,000.00      15,000.00
Office Equipment                         2,000.00       2,000.00       2,000.00
Office Supplies                          1,750.00       1,750.00       1,750.00
Miscellaneous Administrative cost        1,750.00       1,750.00       1,750.00
Shipping                                 2,000.00       2,000.00       3,000.00
                                       ----------     ----------     ----------
TOTAL                                  $50,000.00     $60,000.00     $70,000.00
                                       ==========     ==========     ==========

The above expenditure items are defined as follows:

LEGAL/ACCOUNTING:   This  expenditure  item  refers  to  the  normal  legal  and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents.

MARKETING AND CORPORATE COLLATERAL: This include the design of logo, letterhead, stationeries, brochures in both electronic and printed formats, power point presentation and a polished corporate web site will be completed within the first 2 months after the financing is completed. We estimate that it will cost a minimum of $4,000 to produce.

WEBSITE DEVELOPMENT: This will includes our own corporate website and the development of the customer portal on the website. This will enable the customer to interact with the site and order programming directly over the internet. We are planning to customize the interface to provide for a brand name for the different service providers. Larger service providers will likely build their own custom interface and will connect to our side via APIs (Application Programmable Interfaces). This will be completed by the launch of the service. Depending on the level of financing, the complexity, functionality and usability of the interface can be refined.

TRAVEL: This expenditure includes travel costs incurred promoting our service to content owners.

TELEPHONE AND WEB HOSTING: This is the cost of hosting our email and corporate web site as well as our telephone and fax expenses.

AUTHENTICATION AND BILLING SERVER: This server will host the Authentication and billing Software that authenticates users and keeps track of billings. It also includes a database that stores information related to the programming, service providers, accounting and billing information. This server will also host the customer portal software.

VIDEO STORAGE AND STREAMING COST: We are aware of several companies that provide video storage and streaming. We intend to enter into an agreement with one of these companies to store and stream the video programming to our customers. We have budgeted between $4,000-$6,000 for this item. The variance is due to the increased traffic cost associated with increasing number of service provider customers that would materialize with increased advertising expenditure.

AUTHENTICATION AND BILLING SOFTWARE DEVELOPMENT: This software will reside on the authentication and billing server. It will store all the client's information and those of the video programming and their locations. It will authenticate the service provider and instruct the Video storage and streaming partner to deliver the programming to the desired audience.

ADVERTISING (CONTENT PROVIDERS): If we raise at least the median amount, we plan on advertising in publications targeting content providers.

ADVERTISING (SERVICE PROVIDERS): Depending on the amount of money raised, we will be spending between $12,000 to $15,000 on advertising targeted at service providers and to highlight our brand name. The advertising will be in publications targeting the service provider markets.

OFFICE EQUIPMENT: This include the purchase of one laptop and associated S/W, a printer, two filing cabinets and a storage unit for the DVDs from the content providers.

OFFICE SUPPLIES: This include stationary, printer cartridges, folders, and other office supplies.

MISCELLANEOUS ADMINISTRATIVE COST: This expense refers to any miscellaneous costs that have not been otherwise listed, such as bank service charges.

SHIPPING: Represents expense for shipping content, most of which will be overseas. We expect to spend more money on shipping if we raise the higher sum since this will mean more content providers. This also cover shipping cost of information packages to the different content providers.

IF THE MINIMUM OFFERING IS SOLD: we will still be able to execute our business plan. However, we will have less money to spend on advertising.

IF THE MEDIAN OFFERING IS SOLD: We will be able to spend more money on advertising. We believe this will yield a higher number of customers.

IF THE MAXIMUM OFFERING IS SOLD: We will be able to spend more money on advertising, which may attract a higher number of customers. We believe that this sum will enable us to effectively execute on our business plan.

As previously noted, we have raised $15,000 from the sale of stock to affiliates, officers and directors. To date we have paid $4,077 for our incorporation and operating expenses. At April 30, 2006 we have $10,923 of cash of which we anticipate needing approximately $10,000 for expenses associated with this Offering Should we raise the entire $70,000 we are seeking from this Offering together with any cash remaining after the Offering expenses are paid, and should we be able to generate minimal revenue within this twelve-month period, management is of the opinion that no further funds need be required for the operation of Pointstar' business for the twelve month period following the completion of this Offering. Our budgeted expenditures for the next twelve months is $50,000 if the minimum amount is raised and $70,000 if we raise the maximum. If we fail to raise at least the minimum amount from this Offering, all subscriptions will be cancelled and we will have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise the minimum amount of funding as contemplated by this Offering, and begin collecting revenue from operations within the first 10 months of this prospectus becoming effective.

ITEM 18. DESCRIPTION OF PROPERTY

Pointstar does not own any property, real or otherwise. For the first year, we will conduct our administrative affairs from the offices located in the homes of Mr. Altaf Alimohamed, our President, and Rafeh Hulays, at no cost to Pointstar. The company will rent computer storage space and servers for video and programming storage and streaming from a co-location facility. We are budgeting $4-6,000 annually for this cost.

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, Pointstar has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Pointstar or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Altaf Alimohamed and Dr. Rafeh Hulays, officers and members of our board of directors, purchased by subscription 2,600,000 and 1,400,000 shares of common stock respectively from Pointstar on March 8, 2006 for $0.00375 per share or an aggregate of $15,000.

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by Pointstar and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933. No person who may, in the future, be considered a promoter of this Offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor are expected to be, acquired from any promoter on behalf of our company. We have not entered into any agreements that require disclosure to our shareholders.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have Pointstar' common stock listed. We intend to apply to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the NASD's OTCBB.

Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Pointstar' common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have two (2) shareholders of record of Pointstar common stock.

RULE 144 SHARES.

A total of 4,000,000 shares of the common stock will be available for resale to the public after March 8, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Pointstar common stock then outstanding which, in this case, will equal approximately 40,000 shares as of the date of this prospectus; or the average weekly trading volume of Pointstar common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Pointstar. Under Rule 144(k), a person who is not one of Pointstar' affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are Pointstar' affiliates hold all of the 4,000,000 shares, which may be sold pursuant to Rule 144 after March 8, 2007.

DIVIDENDS.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Pointstar to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:
Pointstar would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DIFFICULTY TO RESELL POINTSTAR STOCK, AS THE COMPANY HAS NO EXPECTATIONS TO PAY CASH DIVIDENDS IN THE NEAR FUTURE

The holders of our common stock are entitled to receive dividends when, and if, declared by the board of directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

ITEM 21. EXECUTIVE COMPENSATION

Since Pointstar' date of inception to the date of this prospectus, our executive officers have not received and are not accruing any compensation. The officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during the first year of operations.

ITEM 22. FINANCIAL STATEMENTS

The audited financial statements of Pointstar appear on page s F-1 through F-

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

 There have been no changes in and/or disagreements with Moore & Associates, CPA. on accounting and financial disclosure matters.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pointstar Entertainment Corp. (A development stage company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Pointstar Entertainment, Corp (A development stage company) as of April 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the period from inception on March 8, 2006 through April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pointstar Entertainment, Corp (A development stage company) as of April 30, 2006 and the results of its operations and its cash flows for the period from inception on March 8, 2006 through April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    June 2, 2006

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                                       April 30,
                                                                         2006
                                                                       --------
ASSETS

Current assets
  Cash and bank accounts                                               $ 10,923
                                                                       --------

      Total current assets                                               10,923
                                                                       --------

Total assets                                                           $ 10,923
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                    $     --
                                                                       --------

      Total liabilities                                                      --
                                                                       --------
Stockholders' equity (Note 4, 5)

  Authorized:
   25,000,000 common shares
   25,000,000 preferred shares
   Par value $0.001

  Issued and outstanding:
   4,000,000 common shares                                                4,000

  Additional paid-in capital                                             11,000

  Deficit accumulated during the development stage                       (4,077)
                                                                       --------

      Total stockholders' equity                                         10,923
                                                                       --------

Total liabilities and stockholders' equity                             $ 10,923
                                                                       ========

   The accompanying notes are an integral part of these financial statements.

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                         Cumulative
                                                                        Amounts From
                                                   Date of                Date of
                                                Incorporation          Incorporation
                                              on March 8, 2006        on March 8, 2006
                                              to April 30, 2006       to April 30, 2006
                                              -----------------       -----------------
REVENUE                                         $        --              $        --
                                                -----------              -----------
OPERATING EXPENSES
  General & Administrative                            2,219                    2,219
  Organization                                        1,858                    1,858
                                                -----------              -----------

Loss before income taxes                             (4,077)                  (4,077)

Provision for income taxes                               --                       --
                                                -----------              -----------

Net loss                                        $    (4,077)             $    (4,077)
                                                -----------              -----------

Basic and diluted loss per Common share (1)

Weighted average number of common shares
 outstanding (Note 4)                             4,000,000
                                                ===========

----------
(1) less than $0.01

   The accompanying notes are an integral part of these financial statements.

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                        Deficit
                                                                      Accumulated
                                    Common Stock        Additional    During the       Total
                                --------------------      Paid in     Development   Stockholders'
                                Shares        Amount      Capital        Stage         Equity
                                ------        ------      -------        -----         ------
Inception, March 8, 2006             --      $   --      $    --      $     --       $     --

Initial capitalization
  Sale of common stock        4,000,000       4,000       11,000                       15,000

Net loss for the year                --          --           --        (4,077)        (4,077)
                              ---------      ------      -------      --------       --------

Balance March 31, 2006        4,000,000      $4,000      $11,000      $ (4,077)      $ 10,923
                              =========      ======      =======      ========       ========

   The accompanying notes are an integral part of these financial statements.

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS


                                                                                    Cumulative
                                                                                   Amounts From
                                                              Date of                Date of
                                                           Incorporation          Incorporation
                                                         on March 8, 2006        on March 8, 2006
                                                         to April 30, 2006       to April 30, 2006
                                                         -----------------       -----------------
CASH FLOWS USED IN OPERATING ACTIVITIES
  Net loss for the period                                    $ (4,077                $ (4,077)
                                                             --------                --------

Net cash used in operating activities                          (4,077)                 (4,077)
                                                             --------                --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                       15,000                  15,000
                                                             --------                --------

Net cash provided by financing activities                      15,000                  15,000
                                                             --------                --------

CASH FLOWS USED IN INVESTING ACTIVITIES                            --                      --
                                                             --------                --------

Change in cash during the period                               10,923                  10,923

Cash, beginning of the period                                      --                      --
                                                             --------                --------

Cash, end of the period                                      $ 10,923                $ 10,923
                                                             ========                ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                                 $     --                $     --

  Cash paid for interest                                     $     --                $     --

   The accompanying notes are an integral part of these financial statements.

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 April 30, 2006


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on March 8, 2006. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included capital formation, organization, target market identification and marketing plans. Management is planning to conduct a registered offering of the Company's common stock, and if successful, start an ethnic and cultural interest video and television programming distribution business over the internet.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company's only significant asset at April 30, 2006 is cash. The relevant accounting policies and procedures are listed below. The company has adopted a December 31 year end.

ACCOUNTING BASIS

The basis is generally accepted accounting principles.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 April 30, 2006


NOTE 2. (CONTINUED)

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 April 30, 2006


NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to April 30, 2006 of $4,407. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through an equity offering. There is no guarantee that the Company will be successful in these efforts.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 25,000,000 shares of $0.001 par value common stock and 25,000,000 shares of $0.001 par value preferred stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company. The preferred shares may be issued in series, with the powers, rights and limitations of the preferred shares to be determined by the Board.

ISSUED AND OUTSTANDING

On March 8, 2006 (inception), the Company issued 4,000,000 shares of its common stock to its Directors for cash of $15,000. See Note 5.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in

                          POINTSTAR ENTERTAINMENT CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 April 30, 2006


NOTE 5. (CONTINUED)

selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On March 8, 2006 (inception), the Company issued 4,000,000 shares of its common stock to its Directors for cash of $15,000. See Note 4.

NOTE 6. INCOME TAXES

                                                 As of April 30, 2006
                                                 --------------------
     Deferred tax assets:
     Net operating tax carryforwards                    $
     Other                                                  0
                                                        -----
     Gross deferred tax assets

     Valuation allowance
                                                        -----
     Net deferred tax assets                            $   0
                                                        =====

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. SCHEDULE OF NET OPERATING LOSSES

As of April 30, 2006, the Company has a net operating loss carryforward of approximately $2,200, which will expire 20 years from the date the loss was incurred.

NOTE 8. REVENUE AND EXPENSES

The Company currently has no revenue from operations.

NOTE 9. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days  from  the  effective  date of this  Registration  Statement,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law. Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

     - reasonably believed that their conduct was in or not opposed to our company's best interests; or
     - with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favour by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themself in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

The determination to indemnify any such person must be made:

     -    by our stockholders;
     - by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
     -    by independent legal counsel in a written opinion; or
     -    by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have, or will expend fees in relation to this registration statement as detailed below:

         Expenditure Item                                      Amount
         ----------------                                      ------
         Attorney Fees                                       $ 5,000.00
         Audit Fees                                            2,500.00
         Transfer Agent Fees                                   1,825.00
         Escrow Agent Fees                                     2,000.00
         SEC Registration                                        200.00
         Edgarizing and Filing Fees                            1,200.00
                                                             ----------
         TOTAL                                               $12,725.00
                                                             ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one separate occasion.

Mr. Altaf Alimohamed and Dr. Rafeh Hulays purchased by subscription 2,600,000 and 1,400,000 shares of common stock respectively from Pointstar on March 8, 2006 for $0.00375 per share or an aggregate of $15,000. No underwriters were used, and no commissions or other remuneration was paid except to Pointstar. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. The shares continue to be subject to Rule 144 of the Securities Act of 1933.

Pointstar qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither Pointstar nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from. Pointstar exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate Offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from Pointstar' formation, on March 8, 2006, to the date of this Registration Statement.

                                                              Total Number of
Stock Purchaser's Name         Date of Purchase              Shares Purchased
----------------------         ----------------              ----------------
Altaf Alimohamed                 March 8, 2006                   2,600,000
Rafeh Hulays                     March 8, 2006                   1,400,000
                                                                 ---------
TOTAL                                                            4,000,000
                                                                 =========

ITEM 27. EXHIBITS

        Number                Description
        ------                -----------
         3.1          Articles of Incorporation.
         3.2          Bylaws.
         5            Consent and Opinion re: Legality.
         23.1         Consent of Accountant

ITEM 28. UNDERTAKINGS

Pointstar hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Pointstar has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Pointstar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Pointstar will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Vancouver, British Columbia, Canada, on June 12, 2006.

POINTSTAR ENTERTAINMENT CORP.


/s/ Altaf Alimohamed
--------------------------------------
Altaf Alimohamed
President, Principal Executive Officer


/s/Rafeh Hulays
--------------------------------------
Rafeh Hulays - Secretary/Treasurer,
Principal Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/ Altaf Alimohamed                                             June 12, 2006
--------------------------------------
Altaf Alimohamed
Director


/s/Rafeh Hulays                                                  June 12, 2006
--------------------------------------
Rafeh Hulays
Director